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                                                                  EXECUTION COPY

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                               EXCHANGE AGREEMENT

                                 by and between

                                AP HOLDINGS, INC.

                                       and

                          APCOA/STANDARD PARKING, INC.

                                   dated as of

                                 MARCH 11, 2002

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EXCHANGE AGREEMENT (this "AGREEMENT"), dated as of March 11, 2002, by and between AP Holdings, Inc. ("AP HOLDINGS"), a Delaware corporation, and APCOA/Standard Parking, Inc. ("ASP"), a Delaware corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, AP Holdings is the record and beneficial owner of 39.6213 shares of Series C Preferred Stock (the "SERIES C PREFERRED"), par value $0.01, of ASP;

        WHEREAS, ASP has designated and authorized for issuance shares of its Series D Preferred Stock (the "SERIES D PREFERRED"), par value $0.01;

        WHEREAS, the parties desire that AP Holdings exchange (the "EXCHANGE")
5.8373 shares of Series C Preferred (the "EXCHANGED SHARES") representing $8,800,000 Aggregate Liquidation Preference (as such term is defined in the Certificate of Designation of the Series C Preferred) for 500 shares of newly issued Series D Preferred, representing $5,000,000 aggregate Liquidation Amount (as such term is defined in the Certificate of Designation of the Series D Preferred);

        WHEREAS, Steamboat Holdings, Inc. ("STEAMBOAT"), owner of all of the outstanding common stock of AP Holdings, intends to restructure certain of its obligations, and as part of such restructuring desires that AP Holdings participate in the Exchange;

        WHEREAS, the Exchange is in furtherance of the continuing activities of each of Steamboat, AP Holdings and ASP to restructure their outstanding indebtedness; and

        WHEREAS, the board of directors of each of AP Holdings and ASP have determined that the Exchange is advisable and in the best interest of the respective party.

            NOW, THEREFORE, IT IS AGREED:

                                ARTICLE I

                         TRANSFER OF SHARES

        Section 1.1 ISSUANCE OF SERIES D PREFERRED. Upon the terms set forth in this Agreement, ASP agrees to issue to AP Holdings 500 fully paid and nonassessable shares of Series D Preferred.

        Section 1.2 EXCHANGE OF THE SERIES C PREFERRED. In exchange for the Series D Preferred being issued to AP Holdings as above described, AP Holdings shall, concurrent with such issuance of Series D Stock, deliver to ASP 5.8373 shares of Series C Preferred.

        Section 1.3 MECHANICS OF EXCHANGE. Simultaneously herewith, AP Holdings shall deliver the certificates representing shares of Series C Preferred duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with all necessary transfer tax and other revenue stamps, acquired at ASP's expense, affixed and canceled. AP Holdings agrees to cure any deficiencies with respect to the endorsement of such certificates or with respect to the stock

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power accompanying any such certificates. If less than all of the shares of
Series C Preferred represented by a certificate delivered for exchange are to be exchanged, ASP shall, contemporaneous with the delivery of the shares of Series D Preferred, deliver a new certificate in the name of AP Holdings representing the shares of Series C Preferred not so delivered for exchange.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF ASP

        ASP represents, warrants and agrees as follows:

        Section 2.1 ORGANIZATION. ASP is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in any jurisdiction where its business requires qualification.

        Section 2.2 DUE AUTHORIZATION. ASP has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by ASP have been duly authorized and approved by its Board of Directors and no other corporate action is necessary to authorize the execution, delivery and performance of this Agreement by ASP.

        Section 2.3 ENFORCEABILITY. This Agreement has been, and all other instruments and agreements to be executed and delivered by ASP as contemplated hereby when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement by AP Holdings, has been duly executed and delivered by ASP and shall be a valid and binding obligation of ASP, enforceable against ASP in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

        Section 2.4 CONSENTS AND APPROVALS. The execution and delivery of this Agreement by ASP and the consummation by ASP of the transactions contemplated hereby will not, with or without the giving of notice or the passage of time or both: (i) violate any provision of the charter or by-laws (or other relevant governing documents or agreements, including partnership agreements) of ASP or its subsidiaries; (ii) violate any statute, ordinance, rule, regulation (together referred to herein as "Laws"), judgment, order or decree (together referred to herein as "Orders") of any court or of any governmental or regulatory body, agency or authority (each, a "GOVERNMENTAL AUTHORITY") or arbitrator applicable to ASP or any of its subsidiaries or by which any of their respective properties or assets may be bound; or, (iii) result in a violation or breach of, conflict with, constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of ASP or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which ASP or any of its subsidiaries is a party, or by which it or any of their respective properties or assets are bound, except, in the case of (iii)

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above, for such violations, breaches, conflicts or defaults that would not have a material adverse effect on (x) the financial condition of ASP and its subsidiaries, taken as a whole, or (y) the ability of ASP to consummate the transactions contemplated hereby or to perform its obligations hereunder.

        Section 2.5 NO VIOLATIONS. No consent, approval or action of, filing with or notice to any Governmental Authority or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Authority, any license or any note, bond, mortgage, indenture, agreement, contract, lease, franchise or other instrument or obligation to which ASP or any of its subsidiaries is a party or by which any of them or any of their respective assets or properties are bound for the execution and delivery of this Agreement by ASP, or the performance by ASP of its obligations hereunder or the consummation of the transactions contemplated hereby.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF AP HOLDINGS

AP Holdings represents, warrants and agrees as follows:

        Section 3.1 EXISTENCE AND GOOD STANDING; POWER AND AUTHORITY. AP Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AP Holdings has the corporate power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by AP Holdings have been duly authorized and approved by its Board of Directors and no other corporate action is necessary to authorize the execution, delivery and performance of this Agreement by AP Holdings. This Agreement has been duly executed and delivered by AP Holdings and, assuming the due execution and delivery hereof by ASP, this Agreement constitutes a valid and binding obligation of AP Holdings, enforceable against AP Holdings in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting the enforcement of creditors' rights generally and to general equitable principles.

        Section 3.2 OWNERSHIP OF SHARES. AP Holdings is the lawful owner, beneficially and of record, of the Exchanged Shares, free and clear of all Liens. AP Holdings has full legal right, power and authority to enter into this Agreement and to exchange, assign, transfer and convey the Exchanged Shares pursuant to this Agreement and the delivery to ASP of the Exchanged Shares pursuant to the provisions of this Agreement will transfer to ASP good and valid title thereto, free and clear of all Liens.

        Section 3.3 CONSENTS AND APPROVALS. The execution and delivery of this Agreement by AP Holdings and the consummation by AP Holdings of the transactions contemplated hereby will not, with or without the giving of notice or the passage of time or both: (i) violate any provision of the charter or by-laws (or other relevant governing documents or agreements, including partnership agreements) of AP Holdings or its subsidiaries; (ii) violate any Law or Order of any Governmental Authority or arbitrator applicable to AP Holdings or any of its subsidiaries or by which any of their respective properties or assets may be bound; or, (iii) result

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in a violation or breach of, conflict with, constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of AP Holdings or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which AP Holdings or any of its subsidiaries is a party, or by which it or any of their respective properties or assets are bound, except, in the case of (iii) above, for such violations, breaches, conflicts or defaults that would not have a material adverse effect on (x) the financial condition of AP Holdings and its subsidiaries, taken as a whole, or (y) the ability of AP Holdings to consummate the transactions contemplated hereby or to perform its obligations hereunder.

        Section 3.4 NO VIOLATIONS. No consent, approval or action of, filing with or notice to any Governmental Authority or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Authority, any license or any note, bond, mortgage, indenture, agreement, contract, lease, franchise or other instrument or obligation to which AP Holdings or any of its subsidiaries is a party or by which any of them or any of their respective assets or properties are bound for the execution and delivery of this Agreement by AP Holdings, or the performance by AP Holdings of its obligations hereunder or the consummation of the transactions contemplated hereby.

        Section 3.5 INVESTMENT Intent. AP Holdings will acquire the Shares for its own account for investment and not with a view toward any resale or distribution thereof, PROVIDED, that the disposition of AP Holdings' property shall at all times remain within the sole control of AP Holdings.

                                   ARTICLE IV

                                 MISCELLANEOUS

        Section 4.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall inure to the benefit of each party and its respective successors, participants and assigns.

        Section 4.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

        Section 4.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

        Section 4.4 AMENDMENTS. This Agreement may be changed or terminated and any provision of this Agreement can be waived, amended, supplemented or modified only by written agreement of AP Holdings and ASP.

                            [Signature page follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized all as of the day and year first above written.

                                         AP HOLDINGS, INC.

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                         APCOA/STANDARD PARKING, INC.

                                         By:
                                            -------------------------------
                                            Name:
                                            Title: